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                                                                   EXHIBIT 10.30

                             LASALLE NATIONAL BANK
                            135 South LaSalle Street
                            Chicago, Illinois  60603


July 17, 1996


Mr. Edward Wehmer
President
Wintrust Financial Corporation
727 North Bank Lane, Suite 303
Lake Forest, Illinois  60045

Dear Ed:

LaSalle National Bank ("LaSalle") is pleased to advise you that your request for financing has been approved subject to the following terms and conditions.

BORROWER:        Wintrust Financial Corporation (Wintrust) FKA - North Shore
                          Community Bancorp, Inc.

AMOUNT:          $25 million

FACILITY:                 Revolving Line of Credit

PURPOSE:                  Working capital and repay debt at existing holding
companies.

MATURITY:        One year from funding

FEE:             None

INTEREST RATE:   Borrowers option of:
                 a)      Prime (floating), or
                 b)      LIBOR + 150 basis points (30, 60, 90 or 180 day
                         contacts).

REPAYMENT:       Quarterly interest payments

COLLATERAL:      Secured with 100% of the common stock of Lake Forest Bank &
                 Trust Company, Hinsdale Bank & Trust Company, North Shore
                 Community Bank & Trust, Libertyville Bank & Trust Company and
                 Crabtree Capital Corporation.
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Mr. Edward Wehmer
July 18, 1996
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COVENANTS:       Standard covenants to be agreed upon by Wintrust, LaSalle and both of our attorneys which will include, but are not limited to the following:

                 1.      Maintain regulatory defined
                         "well-capitalized" bank capital ratios at subsidiary banks.
                 2.      Maintain combined Return on Assets of .5%.
                 3. Maintain maximum Non-Performing Asset to Shareholders' equity ratio of 20% at each subsidiary.

DOCUMENTS:       This commitment will be governed by a Loan Agreement and other such documentation in form and substance satisfactory to LaSalle, Wintrust and both our attorneys.

EXPENSES:        Wintrust shall be responsible for all of the costs
                 and expenses incurred by LaSalle in connection with the loan, including LaSalle's legal expenses in documenting the loan.

Ed, it gives us great pleasure to make this commitment available to Wintrust Financial Corporation. If the terms and conditions stated herein are satisfactory, please sign the enclosed copy of this letter and return it to me. This commitment should be signed and returned prior to August 1, 1996 to activate the commitment. Otherwise, this commitment shall then expire.

Please call if you have any questions or concerns.

Sincerely,


____________________________________       ___________________________________
Mark A. Hoppe                              Jeffery L. Bowden
Executive Vice President                   First Vice President

The terms and conditions outlined herein are agreed and accepted.

Wintrust Financial Corporation


By:      ______________________________    Date:   ___________________________
         Edward Wehmer
Its:     President